As filed with the U.S. Securities and Exchange Commission on April 28, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

First Financial Bancorp.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-1042001 (I.R.S. Employer Identification Number)

201 East Fourth Street
Suite 1900
Cincinnati, Ohio 45202
(513) 979-5782
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory A. Gehlmann, Esq.
Executive Vice President and General Counsel
First Financial Bancorp.
201 East Fourth Street
Suite 1900
Cincinnati, Ohio 45202
(513) 979-5772
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James J. Barresi, Esq.
Squire, Sanders & Dempsey (US) LLP
221 E. 4th Street Suite 2900
Cincinnati, Ohio 45202
(513) 361-1200

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒        Accelerated filer ☐       Non-accelerated filer ☐        Smaller reporting company ☐
                                                          (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered Proposed Maximum Offering Price Per Unit Proposed Maximum Offering Price (1)(2)	Amount of Registration Fee (3)
Debt Securities
Common Shares
Purchase Contracts
Units (4)
Warrants (5)
Rights

(1)
An unspecified aggregate initial offering price or number of the securities of each identified class is being registered from time to time to be offered at unspecified prices.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)
The securities of each class may be offered and sold by the registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the registrant, or from one or more underwriters, dealers or agents.

(3)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(4)
Any registered securities may be sold separately or as Units with other registered securities. Units may consist of two or more securities in any combination, which may or may not be separable from one another. Each Unit will be issued under a unit agreement. Because Units will consist of securities registered hereunder, no additional registration fee is required for the Units.

(5)
Warrants will represent rights to purchase securities registered hereby. Because the Warrants will provide a right only to purchase the securities offered hereunder, no additional registration fee is required for the Warrants.

PROSPECTUS

First Financial Bancorp.

Debt Securities
Common Shares
Purchase Contracts
Units
Warrants
Rights

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future.  The specific terms of these securities will be provided in supplements to this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.  This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

First Financial Bancorp.’s common shares are traded on the Nasdaq Global Select Market under the symbol “FFBC”.

You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk.  See the section entitled “Risk Factors,” on page 2 of this prospectus and in the documents we file with the SEC that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus.  Any representation to the contrary is a criminal offense in the United States.

These securities are unsecured and are not deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus is dated April 28, 2011.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, debt securities, common shares, purchase contracts, units and warrants, in one or more offerings. In addition, we may offer to our existing shareholders subscription rights, which may or may not be transferable, to purchase additional common shares.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information” below.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information” below.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Unless the context requires otherwise, references to “First Financial Bancorp.”, “First Financial”, the “Company”, “we”, “our”, “ours” and “us” are to First Financial Bancorp. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K) made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we or any underwriters sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2010; and

•	Current Reports on Form 8-K filed on January 3, 2011 and March 18, 2011.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

First Financial Bancorp.
201 East Fourth Street
Suite 1900
Cincinnati, Ohio 45202
Telephone: (877) 322-9530
Attention: Investor Relations

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in United States dollars.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

FIRST FINANCIAL BANCORP.

We are a $6.3 billion bank holding company headquartered in Cincinnati, Ohio. As of March 31, 2011, First Financial, through its subsidiary, First Financial Bank, N.A. (the “Bank”), operated mainly in Ohio, Indiana and Kentucky. As of March 31, 2011 the Bank had 102 banking centers and 129 ATMs. Within the Bank, we conduct two primary activities: banking and wealth management. The Bank operates in 65 communities under the First Financial Bank name and provides credit based products, deposit accounts, corporate cash management support, and other services to commercial and retail clients. The wealth management activities include a full range of services including trust services, brokerage, investment, and other related services. Additionally, the Bank conducts specialty, franchise lending providing equipment and leasehold improvement financing for franchisees, in the quick service and casual dining restaurant sector, throughout the United States.

Our principal executive offices are located at 201 East Fourth Street, Suite 1900, Cincinnati, Ohio 45202 and our telephone number at that address is (513) 979-5782.  We maintain an Internet website at www.bankatfirst.com. We are not incorporating the information on our website into this prospectus, and neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Years Ended December 31
	2010		2009		2008		2007		2006
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	10.52	x	37.62	x	4.66	x	7.13	x	3.94	x
Including interest on deposits	2.35	x	7.18	x	1.50	x	1.61	x	1.38	x

For the purpose of computing the ratios of earnings to fixed charges, earnings consist of consolidated income before income tax expense and fixed charges. Fixed charges exclude interest on uncertain tax positions which is classified with income tax expense in the consolidated financial statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities that may be offered under this prospectus as set forth in the applicable prospectus supplement.  We will not receive any proceeds from the sales of any securities by selling securityholders.

DESCRIPTION OF DEBT SECURITIES

The debt securities we are offering will constitute senior debt securities or subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, the senior debt securities and the subordinated debt securities will be issued under two separate indentures to be entered into between us and a trustee or trustees to be named therein. A copy of the form of each indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The following summaries of certain provisions of the indentures are not complete. You should read all of the provisions of the indentures, including the definitions of certain terms. These summaries set forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

Terms of the Securities

The securities will not be secured by any of our assets. Neither the indentures nor the securities will limit or otherwise restrict the amounts of other indebtedness which we may incur, or the amount of other securities that we may issue.  The indentures do not limit the principal amount of any particular series of securities. All of the securities issued under each of the indentures will rank equally and ratably with any additional securities issued under the same indenture. The subordinated debt securities will be subordinated as described below under “Subordination.”

Each prospectus supplement will specify the particular terms of the securities offered. These terms may include: the title of the securities; any limit on the aggregate principal amount of the securities; the priority of payments on the securities; the issue price or prices (which may be expressed as a percentage of the aggregate principal amount) of the securities; the date or dates, or the method of determining the dates, on which the securities will mature; the interest rate or rates of the securities, or the method of determining those rates; the interest payment dates, the dates on which payment of any interest will begin and the regular record dates; whether the securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global security, or the manner in which any interest payable on a temporary or permanent global security will be paid; any terms relating to the conversion of the securities into our common shares, including, without limitation, the time and place at which such securities may be converted, the conversion price and any adjustments to the conversion price and any other provisions that may be applicable; any sinking fund or similar provisions applicable to the securities; any mandatory or optional redemption provisions applicable to the securities; the denomination or denominations in which securities are authorized to be issued; whether any of the securities will be issued in bearer form and, if so, any limitations on issuance of such bearer securities (including exchanges for registered securities of the same series); information with respect to book-entry procedures; whether any of the securities will be issued as original issue discount securities; each office or agency where securities may be presented for registration of transfer, exchange or conversion; the method of determining the amount of any payments on the securities which are linked to an index; if other than U.S. dollars, the currency or currencies in which payments on the securities will be payable, and whether the holder may elect payment to be made in a different currency; if other than the trustee, the identity of the registrar and/or paying agent; any defeasance of certain obligations by us pertaining to the series of securities; and any other specific terms of the securities.

Some of our debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to certain other kinds of securities that may be offered, including securities linked to an index.

Acceleration of Maturity

If an event of default in connection with any outstanding series of securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount due and payable immediately. If the securities of that series are original issue discount securities, the holders of at least 25% in principal amount of those securities may declare the portion of the principal amount specified in the terms of that series of securities to be due and payable immediately. In either case, a written notice may be given to us, and to the trustee, if notice is given by the holders instead of the trustee. Subject to certain conditions, the declaration of acceleration may be revoked, and past defaults (except uncured payment defaults and certain other specified defaults) may be waived, by the holders of not less than a majority of the principal amount of securities of that series.

You should refer to the prospectus supplement relating to each series of securities for the particular provisions relating to acceleration of the maturity upon the occurrence and continuation of an event of default.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, each series of the offered securities will be issued in registered form only, without coupons. The indentures will also allow us to issue the securities in bearer form only, or in both registered and bearer form. Any securities issued in bearer form will have interest coupons attached, unless they are issued as zero coupon securities. Securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices of certain United States financial institutions located outside the United States.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities we are offering will be issued in denominations of $1,000 or an integral multiple of $1,000. No service charge will be made for any transfer or exchange of the securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered securities may also be made by check mailed to the persons in whose names the securities are registered on the days specified in the indentures or any prospectus supplement.

We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on a security or coupon remains unclaimed at the end of two years after such amount became due and payable, the paying agent will release any unclaimed amounts, and the holder of the security or coupon will look only to us for payment.

The designated paying agent in the United States for the securities we are offering is provided in the indentures as deemed incorporated by references.

Global Securities

The securities of a series may be issued in whole or in part in the form of one or more global certificates (“Global Securities”) that will be deposited with a depositary that we will identify in a prospectus supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. All Global Securities in bearer form will be deposited with a depositary outside the United States. Unless and until it is exchanged in whole or in part for individual certificates evidencing securities in definitive form represented thereby, a Global Security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.

The specific terms of the depositary arrangements for each series of securities will be described in the applicable prospectus supplement.

Modification and Waiver

Each indenture provides that modifications and amendments may be made by us and the trustee with the consent of the holders of a majority in principal amount of the outstanding securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of each holder affected: change the stated maturity date of the security; reduce the principal amount, any rate of interest, or any additional amounts in respect of any security, or reduce the amount of any premium payable upon the redemption of any security; change the time or place of payment, currency or currencies in which any security or any premium or interest thereon is payable; impair the holders’ rights to institute suit for the enforcement of any payment on or after the stated maturity date of any security, or in the case of redemption, on or after the redemption date; reduce the percentage in principal amount of securities required to consent to any modification, amendment or waiver under the indenture; modify, except under limited circumstances, any provision of the applicable indenture relating to modification and amendment of the indenture, waiver of compliance with conditions and defaults thereunder or the right of a majority of holders to take action under the applicable indenture; adversely affect any rights of conversion; in the case of the subordinated indenture, alter the provisions regarding subordination of the subordinated debt securities, in any way that would be adverse to the holders of those securities; reduce the principal amount of original issue discount securities which could be declared due and payable upon an acceleration of their maturity; or change our obligation to pay any additional amounts.

The holders of a majority in principal amount of the outstanding securities of any series may waive compliance by us and the trustee with certain provisions of the indentures. The holders of a majority in principal amount of the outstanding securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal, or any premium, interest, or additional amounts payable on a security of that series or in respect of a covenant or provision which under the terms of the applicable indenture cannot be modified or amended, without the consent of each affected holder.

With the trustee, we may modify and amend any indenture without the consent of any holder for any of the following purposes: to name a successor entity to us; to add to our covenants for the benefit of the holders of all or any series of securities; to add to the events of default; to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities, as set forth in the applicable indenture; to establish the form or terms of securities of any series and any related coupons; to provide for the acceptance of appointment by a successor trustee; to make provision for the conversion rights of the holders of the securities in certain events; to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action is not inconsistent with the provisions of that indenture and does not adversely affect the interests of the applicable holders; or to modify, eliminate or add to the provisions of any indenture to conform our or the trustee’s obligations under the applicable indenture to the Trust Indenture Act.

Calculation of Outstanding Debt Securities

To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under any indenture:

•
In the case of original issue discount securities, the principal amount that may be included in the calculation is the amount of principal that would be declared to be due and payable upon a declaration of acceleration according to the terms of that original issue discount security as of the date of the calculation.

•
Any securities owned by us, or owned by any other obligor of the securities or any affiliate of ours or any other obligor, should be disregarded and deemed not to be outstanding for purposes of the calculation.

Additional Provisions

Other than the duty to act with the required standard of care during an event of default, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of the securities, unless the holders have offered the trustee reasonable indemnification. Each indenture provides that the holders of a majority in principal amount of outstanding securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.

No holder of a security of any series will have the right to institute any proceeding for any remedy under the applicable indenture, unless: the holder has provided the trustee with written notice of a continuing event of default regarding the holder’s series of securities; the holders of at least 25% in principal amount of the outstanding securities of a series have made a written request, and offered indemnity satisfactory to the trustee, to the trustee to institute a proceeding for remedy; the trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and the trustee has not received a direction during such 60 day period inconsistent with such request from the holders of a majority in principal amount of the outstanding securities of that series.

However, the holder of any security will have an absolute and unconditional right to receive payment of the principal, any premium, any interest or any additional amounts in respect of such security on or after the date expressed in such security and to institute suit for the enforcement of any such payment.

We are required to file annually with the trustee a certificate of no default, or specifying any default that exists.

Conversion Rights

The applicable prospectus supplement relating to any convertible debt securities will describe the terms on which those securities are convertible.

Events of Default

The following will be events of default under the senior indenture with respect to the senior debt securities of a series: failure to pay any interest or any additional amounts on any senior debt security of that series when due, and continuance of such default for 30 days; failure to pay principal of, or any premium on, any senior debt security of that series when due; failure to deposit any sinking fund payment for a senior debt security of that series when due; failure to perform any of our other covenants or warranties in the senior indenture or senior debt securities (other than a covenant or warranty included in that indenture solely for the benefit of a different series of senior debt securities), which has continued for 90 days after written notice as provided in the senior indenture; acceleration of indebtedness in a principal amount specified in a supplemental indenture for money borrowed by us under this senior indenture, and the acceleration is not annulled, or the indebtedness is not discharged, within a specified period after written notice is given according to the senior indenture; certain events in bankruptcy, insolvency or reorganization of us or First Financial Bank; and any other event of default regarding that series of senior debt securities.

Events of default under the subordinated indenture are limited to certain events of bankruptcy, insolvency or reorganization of us or First Financial Bank.

There is no right of acceleration of the payment of principal of a series of subordinated debt securities upon a default in the payment of principal or interest, nor upon a default in the performance of any covenant or agreement in the subordinated debt securities of a particular series or in the applicable indenture. In the event of a default in the payment of interest or principal, the holders of senior debt will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security (or the trustee under the applicable indenture on behalf of all of the holders of the affected series) may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities.

Subordination

The senior debt securities will be unsecured and will rank equally among themselves and with all of our other unsecured and non-subordinated debt, if any.

The subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of the Company’s senior debt, as more fully described in the applicable prospectus supplement.

If any of the following circumstances has occurred, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior debt before we can make any payment or distribution of principal, premium, if any, on any additional amounts or interest on the subordinated debt securities: any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding relating to us or to our property has been commenced; any voluntary or involuntary liquidation, dissolution or other winding up relating to us has been commenced, whether or not such event involves our insolvency or bankruptcy; any of our subordinated debt security of any series is declared or otherwise becomes due and payable before its maturity date because of any event of default under the subordinated indenture, provided that such declaration has not been rescinded or annulled as provided in the subordinated indenture; or any default with respect to senior debt which permits its holders to accelerate the maturity of the senior debt has occurred and is continuing, and either (a) notice of such default has been given to us and to the trustee and judicial proceedings are commenced in respect of such default within 180 days after notice in the case of a default in the payment of principal or interest, or within 90 days after notice in the case of any other default, or (b) any judicial proceeding is pending with respect to any such default.

DESCRIPTION OF COMMON SHARES

For purposes of this section, the terms “we,” “our” and “us” refer only to First Financial and not its subsidiaries.

The following description of our common shares, without par value, or “common shares,” is a summary only and is subject to applicable provisions of the Ohio General Corporation Law, as amended (the “OGCL”), and to our amended and restated articles of incorporation (“Articles”) and our amended and restated regulations (“Regulations”). You should refer to, and read this summary together with, our Articles and Regulations to review all of the terms of our common shares.

Our Articles provide that we may issue up to 160 million common shares, without par value. As of April 26, 2011, 58,268,935 of our common shares were issued and outstanding. All outstanding common shares are fully paid and nonassessable. Our common shares are listed on the Nasdaq Global Select Market under the symbol “FFBC”.

Voting Rights

Each holder of common shares is entitled to cast one vote for each common share held of record on all matters submitted to a vote of shareholders, including the election of directors. The Board of Directors is divided into three classes as nearly equal in size as the total number of directors constituting the Board permits. The number of directors may be fixed or changed from time to time by the shareholders or the directors as discussed below, but, in any event, can be no less than nine and no more than twenty-five. Our directors are elected to three-year terms, with the term of office of one class expiring each year. Our shareholders annually elect only one of the three classes. This method of election could be considered an impediment for a takeover of control of the Company by third parties.

The size of the Board can be increased or decreased at any time by: (a) the affirmative vote of two-thirds of the whole authorized number of directors, or (b) the affirmative vote of the holders of at least two-thirds of the outstanding voting power of the Company at a meeting of shareholders, at which a quorum is present, called for the purpose of electing directors. The Company’s Board of Directors may not, under provisions of the Regulations, increase the authorized number of directors by more than three positions during any period between annual meetings.

As permitted by law, the Articles provide that the holders of common shares do not have preemptive rights or the right to exercise cumulative voting in the election of directors.

Dividends, Liquidation and Other Rights

Holders of common shares are entitled to participate equally in dividends or other distributions when, as and if declared by the Board of Directors out of funds legally available therefor. Subject to certain regulatory restrictions, dividends may be paid in cash, property or common shares, unless the Company is insolvent or the dividend payment would render it insolvent.

Holders of our common shares have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Our board of directors may issue additional common shares or rights to purchase common shares without the approval of our shareholders.

Transfer Agent and Registrar

Subject to compliance with applicable federal and state securities laws, our common shares may be transferred without any restrictions or limitations. The transfer agent and registrar for our common shares is Registrar and Transfer Company.

DESCRIPTION OF PURCHASE CONTRACTS

We also may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of our common shares at a future date or dates. The consideration per share of common shares may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.

The purchase contracts may be issued separately or as a part of units consisting of a purchase contract, debt securities and preferred securities. These contracts, and the holders’ obligations to purchase our common shares under the purchase contracts may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve. The purchase contracts may require us to make periodic payments to holders of the purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.

Any one or more of the above securities, common shares or the purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common shares under the purchase contracts.

DESCRIPTION OF UNITS

We also may offer two or more of the securities described in this prospectus in the form of a “unit”, including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities comprising a unit may, as described in the prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

DESCRIPTION OF WARRANTS

For purposes of this section, the terms “we,” “our” and “us” refer only to First Financial and not to its subsidiaries.

We may issue warrants in one or more series to purchase senior debt securities, common shares or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable: the title of the warrants; the total number of warrants to be issued; the consideration for which we will issue the warrants, including the applicable currency or currencies; anti-dilution provisions to adjust the number of our common shares or other securities to be delivered upon exercise of the warrants; the designation and terms of the underlying securities purchasable upon exercise of the warrants; the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants; the dates on which the right to exercise the warrants will commence and expire; the procedures and conditions relating to the exercise of the warrants; whether the warrants will be in registered or bearer form; information with respect to book-entry registration and transfer procedures, if any; the minimum or maximum amount of warrants which may be exercised at any one time; the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security; the date on and after which the warrants and securities issued with the warrants will be separately transferable; a discussion of material United States federal income tax considerations; the identity of the warrant agent; and any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for our common shares, will not have any rights of holders of common shares, purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Ohio.

DESCRIPTION OF RIGHTS

For purpose of this section, the terms “we”, “our” and “us” refer only to First Financial and not to its subsidiaries.

The following briefly summarizes the general provisions of rights to purchase additional common shares of ours, which we may issue. The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be disclosed in the applicable prospectus supplement. Although we may issue rights, in our sole discretion, we have no obligation to do so.

We may distribute rights, which may or not be transferable, to the holders of our common shares as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common shares for every common share that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. No fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase common shares at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.

Exercise Price

Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial institutions.

The subscription price may or may not reflect the actual or long-term fair value of the common shares offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common shares subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses

The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.

Expiration of Rights

The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.

We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination

We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers

Holders of rights will have no rights as shareholders with respect to the common shares for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such common shares have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.

Regulatory Limitations

We will not be required to issue any person or group of persons our common shares pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements

We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any common shares of ours not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and/or the selling securityholders, if applicable, may sell securities offered under this prospectus: through underwriters or dealers; through agents; or directly to one or more purchasers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices.

For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation: the initial public offering price; the names of any underwriters, dealers or agents; the purchase price of the securities; the use of proceeds to us from the sale of the securities; any underwriting discounts, agency fees, or other compensation payable to underwriters or agents; any discounts or concessions allowed or re-allowed or repaid to dealers; and the securities exchanges on which the securities will be listed, if any.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the Nasdaq Global Select Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities will be passed upon for us by Squire, Sanders & Dempsey (US) LLP, counsel to First Financial Bancorp.  Any underwriters will be represented by their own legal counsel.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:

Registration Statement filing fees	$(1)
Listing fees and expenses	(2)
Blue Sky fees and expenses	(2)
Printing and engraving expenses	(2)
Trustees’, Registrar and Transfer Agents’, and Depositaries’ fees and expenses	(2)
Attorneys’ fees and expenses	(2)
Accounting fees and expenses	(2)
Miscellaneous	(2)
Total	$(1)(2)

(1)
The Company is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Company is deferring payment of any additional registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

(2)	These expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers

The OGCL allows a corporation under certain circumstances to indemnify its directors, officers, employees and agents. Generally, whether by the Articles or the Regulations or by statute, the indemnification provisions in the OGCL permit the Company to pay expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in the defense of any pending or threatened suit. To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of certain actions, suits or proceedings, the statute requires the Company to pay expenses, including attorney’s fees, actually and reasonably incurred by such director, officer, employee or agent in connection with the action, suit or proceeding.

With respect to permissive indemnification, the determination of the right of indemnification is made by a quorum of disinterested directors not involved in such a pending matter and, if they are unable to make such determination, then such determination is made by independent legal counsel, the Company’s shareholders or by the Hamilton County, Ohio, Court of Common Pleas. The statute does not allow indemnification of an officer or director where such person has been adjudicated negligent or guilty of misconduct. Additionally, such officer or director must have acted in good faith or had no reason to believe such officer’s or director’s conduct was unlawful to be indemnified.

The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under a corporation’s articles of incorporation, regulations, any agreement, a vote of shareholders or disinterested directors or otherwise.

The foregoing discussion is necessarily subject to the complete text of Section 1701.13(E), which provides for indemnification of directors, officers and other parties in certain circumstances, and is qualified in its entirety by reference thereto.

In general, the Articles and the Regulations provide that the Company shall indemnify all persons whom it may indemnify to the full extent permitted by Ohio law.

Item 16.  Exhibits

The exhibits filed (unless otherwise noted) as a part of this Registration Statement are set forth in the accompanying Exhibit Index.

Item 17.  Undertakings

The undersigned Registrant hereby undertake:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)  Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6)  That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)  That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)  That, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described in Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, First Financial Bancorp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on April 28, 2011.

FIRST FINANCIAL BANCORP.

By:	/s/ Claude E. Davis
Name:	Claude E. Davis
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 28, 2011.

Signature	Capacity

/s/ Claude E. Davis	President, Chief Executive Officer and Director
Claude E. Davis	(Principal Executive Officer)

/s/ J. Franklin Hall	Executive Vice President and Chief Financial Officer
J. Franklin Hall	(Principal Financial Officer)

/s/ Anthony M. Stollings	Senior Vice President, Chief Accounting Officer and
Anthony M. Stollings	Controller (Principal Accounting Officer)

*	Chairman of the Board and Director
Murph Knapke

*	Director
J. Wickliffe Ach

*	Director
David S. Barker

*	Director
Cynthia O. Booth

*	Director
Donald M. Cisle

*	Director
Mark A. Collar

*	Director
Corinne R. Finnerty

*	Director
Susan L. Knust

*	Director
William J. Kramer

*	Director
Richard E. Olszewski

*	Director
Maribeth S. Rahe

*By:	/s/ J. Franklin Hall
J. Franklin Hall, Attorney-In-Fact
April 28, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement for Debt Securities.*

1.2	Form of Underwriting Agreement for Common Shares.*

1.3	Form of Underwriting Agreement for Purchase Contracts.*

1.4	Form of Underwriting Agreement for Units.*

1.5	Form of Standby Underwriting Agreement for Rights.*

4.1	Amended and Restated Articles of Incorporation (filed as Exhibit 3.1 to Annual Report on Form 10-K for the year ended December 31, 2007, and incorporated herein by reference).

4.2
Certificate of Amendment by the Board of Directors to the Amended and Restated Articles of Incorporation (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 24, 2008, and incorporated herein by reference).

4.3
Certificate of Amendment by Shareholders to the Amended and Restated Articles of Incorporation (filed as Exhibit 4.2 to the Form S-3 filed on January 21, 2009 (Commission File No. 333-156841), and incorporated herein by reference).

4.4	Amended and Restated Regulations, as amended as of May 1, 2007 (filed as Exhibit 3.2 Form 10-Q for the quarter ended June 30, 2007, and incorporated herein by reference).

4.5	Form of Senior Indenture.

4.6	Form of Senior Note (included in Exhibit 4.5).

4.7	Form of Subordinated Indenture.

4.8	Form of Subordinated Debt Security (included in Exhibit 4.7).

4.9	Form of Collateral Agreement.*

4.10	Form of Warrant.*

4.11	Form of Rights Agreement.*

5.1	Opinion of Squire, Sanders & Dempsey (US) LLP as to the validity of the debt securities, common shares, purchase contracts, units, warrants and rights of First Financial Bancorp.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Squire, Sanders & Dempsey (US) LLP (included in Exhibit 5.1).

24.1	Power of Attorney.

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended.**

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended.**

* To be filed by amendment or pursuant to a Current Report on Form 8-K and incorporated herein by reference.

** To be incorporated by reference from a subsequent filing pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.